                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                BI INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                BI INCORPORATED

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                          TO BE HELD NOVEMBER 7, 1996

                               Boulder, Colorado


The Annual Meeting of Shareholders of BI Incorporated (the "Company") will be held at the Raintree Plaza Hotel, 1900 Diagonal Highway 119, Longmont, Colorado, at 10:00 a.m. local time, Thursday, November 7, 1996, for the following purposes:

     1. To elect eight (8) directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified.

     2.   To approve the Company's 1996 Stock Option Plan.

     3. To ratify the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending June 30, 1997.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The minutes of the last Annual Meeting and the shareholders' list of their share eligibility to vote at the 1996 Annual Meeting will be open to inspection by the shareholders at the Corporate office, 6400 Lookout Road, Boulder, Colorado 80301.

     Shareholders of record at the close of business on September 18, 1996, will be entitled to vote at the meeting, or any adjournment thereof.

                                  YOUR PROXY

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE GIVEN A PROXY. THE PROMPT RETURN OF YOUR PROXY WILL BE OF GREAT HELP IN PREPARING FOR THE MEETING.

                      By Order of the Board of Directors

                      Mckinley C. Edwards, Jr.
                      Secretary

Dated:  October 1, 1996

                                BI INCORPORATED
                               6400 LOOKOUT ROAD
                           BOULDER, COLORADO  80301

                            ----------------------

                                PROXY STATEMENT

                            ----------------------


SOLICITATION, EXERCISE AND REVOCABILITY OF PROXY

     The enclosed proxy is solicited by the Board of Directors of BI Incorporated (the "Company") for use at the Annual Meeting of Shareholders to be held Thursday, November 7, 1996, or any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to the shareholders of the Company on or about October 1, 1996. The Company's principal executive offices are located at 6400 Lookout Road, Boulder, Colorado 80301, and its telephone number at those offices is (303) 530-2911.

     Proxies are revocable at any time before voted by written notice to the Company, grant of a subsequent proxy, or voting at the meeting in person.
Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to the solicitation (and not properly revoked before they are voted) will be voted (i) for the election of the eight nominees to the Board of Directors named elsewhere herein; (ii) for approval of the 1996 Stock Option Plan; and (iii) for the ratification of the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending June 30, 1997. If a shareholder specifies a different choice on his proxy, his shares will be voted in accordance with the specifications so made.


COST OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. The Company may reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.


VOTING

     Only shareholders of record at the close of business on September 18, 1996 will be entitled to vote at the meeting. On September 1, 1996, there were issued and outstanding 7,041,912 shares of Common Stock of the Company, entitled to one vote per share. Shareholders are not entitled to cumulate their votes in the election of Directors, which means that the holders of more than half the shares voting for the election of the Directors can elect all the Directors if they choose to do so. On all matters, a favorable vote consists of a simple majority of the votes represented at a meeting at which a quorum is present.

     The Board of Directors knows of no shareholder owning more than five percent (5%) of the outstanding voting securities of the Company, except for Duncan-Hurst Capital Management, Scudder Stevens & Clark, and Wellington Management.

ELECTION OF DIRECTORS

     The Board of Directors consists of eight incumbent members, all of whom are to be elected at the meeting to hold office until the next meeting of shareholders and until their successors are elected and qualified.

INFORMATION CONCERNING DIRECTORS

     William E. Coleman, Mckinley C. Edwards, Jr., Beverly J. Haddon, David J. Hunter, Perry M. Johnson, Jeremy N. Kendall, Frank L. Randall, Jr., and Byam K. Stevens, Jr., were elected by the shareholders at the last annual meeting, and have been nominated by the Board of Directors for re-election. George J. Pilmanis has resigned from the Board effective November 7, 1996, and will not be standing for re-election. The Proxies cannot vote a greater number of persons than the number of nominees named. All nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any nominee will be unavailable. If a nominee should become unavailable for election, the persons named in the proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director. Information regarding nominees and directors is set forth below.

NOMINEES FOR ELECTION AS DIRECTORS
                                                                                                  Director
                                                                                         Age       Since
                                                                                         ---       -----

     WILLIAM E. COLEMAN is Chairman of Colorado Venture Management, Inc., a               62       1984
business consulting and venture capital firm, and has been President of Cogen
Technology, Inc., developers of cogeneration projects, since August 1987.  He is also a director of Hauser Chemical Research, Sievers Instruments, and Sienna Imaging, Inc.
Dr. Coleman has been Vice Chairman of the Board since November 1992.

     MCKINLEY C. EDWARDS, JR. has been Executive Vice President of Operations             54       1990
since April 1985.  He joined the Company in November 1983 as Manufacturing Manager,
was elected Vice President of Manufacturing in November 1984 and was elected as
Treasurer and Secretary in June 1986.

     BEVERLY J. HADDON has been Partner at CRL Associates, a business consulting          54       1994
and government lobbying firm, since April 1993.  Prior to this date, she held various positions, her latest being Executive Vice President of Norwest Banks from June 30,
1991 through May 30, 1992.

     DAVID J. HUNTER joined the Company in June 1981 and served as Operations             51       1982
Manager and Vice President of Operations from January 1982 to July 1982, Vice
President and Chief Operating Officer from July 1982 to April 1985, and as President and Chief Executive Officer from April 1985 to the present.

     JEREMY N. KENDALL has been Chairman and Chief Executive Officer of STAKE             56       1981
Technology, Ltd., a company which has developed a process for converting biomass into chemicals and pulp, since June 1983.  Mr. Kendall is also Chairman of
JEMTEC, Inc., an independent distributor of certain of the Company's products.  He is director of Brigdon Resources, Inc., Redauram Inc., Eastern Minerals, and
Logicsys, Inc.  Mr. Kendall has been Chairman of the Board since November 1992.

     PERRY M. JOHNSON has served as a Corrections Consultant since April 1988.          65     1994
He consults in the areas of prison overcrowding, implementation of house arrest and halfway house programs and development of offender classification systems.
Since January 1982 he has been Adjunct Professor for the School of Criminal
Justice at Michigan State University.  Prior to April 1988 Mr. Johnson was
Deputy Director, Bureau of Field Services; Director, Michigan Department of
Corrections; Warden, State Prison of Southern Michigan and Deputy Director,
Bureau of Correctional Facilities.

     FRANK L. RANDALL, JR. is a retired Vice-Chairman of North American                 78     1983
Philips Corporation.  Mr. Randall's career included 27 years in electronics and 23 years as a senior officer of North American Philips.  Mr. Randall is also a director of New England Business Services, Inc., a supplier of business forms.
Mr. Randall was Chairman of the Board from December 1990 to November 1992.

     BYAM K. STEVENS, JR. has served as a security analyst and portfolio                66     1989
manager for the stock brokerage firm of H.G. Wellington & Co., Inc. since March
1986.  From January 1973 to that time, he served in the same capacities for
Stillman, Maynard & Co. until the two firms merged.


DIRECTOR COMPENSATION

     Each non-employee director was granted, on July 1, 1996, an option pursuant to the 1991 Plan to purchase 4,500 shares of the Company's common stock at the closing price on the date prior to the grant date for service in fiscal 1996.
On August 15, 1996, each non-employee director was granted an option to purchase 25,000 shares under the 1996 Stock Option Plan, subject to shareholder approval. These options vest 20% immediately, and 20% per year over the next four years. Non-employee directors received $1,000 for each Board of Directors meeting attended during the fiscal year. Non-employee directors who are members of the Audit, Nomination and Compensation Committees received $250 for each committee meeting attended during the fiscal year as stated below. On November 7, 1996, each re-elected non-employee director will receive $5,000.

COMMITTEES, ATTENDANCE, NOMINATIONS

     The Company has standing Audit, Nomination and Compensation Committees.
The Company's Audit Committee during fiscal 1996 was comprised of Messrs. Coleman, Hunter, Johnson, Pilmanis and Stevens. This Committee recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system of internal controls. The Audit Committee met three times during fiscal year 1996. During fiscal 1996, the Compensation Committee consisted of Messrs. Randall, Hunter (non-voting member), Kendall, Stevens, and Ms. Haddon. This Committee approves salaries and other compensation arrangements for the executive officers of the Company. This Committee also approves option grants to eligible employees under the Company's stock option plans. The Compensation Committee met five times during fiscal 1996. The Nomination Committee consisting of Messrs. Hunter, Coleman, Kendall and Johnson did not meet in fiscal 1996. This committee was formed to develop the composition and participation guidelines of the Board of Directors. The Company's Board of Directors met five times during fiscal 1996. During fiscal 1996, each Director personally attended over 75% of both the Board of Directors meetings and meetings of committees of which he or she was a member.

     Any shareholder who desires to propose a candidate for Board membership should send to the attention of the Secretary of the Company a signed letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate (see "Shareholder Proposals") and setting forth the complete business, professional and educational background of the proposed candidate.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 31, 1996 by (i) persons known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company, (ii) by each director, (iii) by each named executive officer, and (iv) by all executive officers and directors as a group. A person is deemed to be a beneficial owner of Common Stock that can be acquired by such person within 60 days from August 31, 1996 upon the exercise of warrants or options.

                 Name                       Amount and nature           Percent of Class
                                         of beneficial ownership
----------------------------------------------------------------------------------------

Duncan-Hurst Capital Management                      511,980                    7.2%
4365 Executive Drive
San Diego, CA  92121

Scudder, Stevens & Clark, Inc.                       494,100  (1)               7.0%
345 Park Avenue
New York, NY 10154

Wellington Management Co.                            399,000  (1)               5.7%
75 State Street
Boston, MA 02109

Jackie A. Chamberlin                                  44,747  (2)                 *

William E. Coleman                                    60,000  (3)                 *

Mckinley C. Edwards, Jr.                             109,063  (4)               1.5%

Beverly J. Haddon                                     13,500  (5)                 *

David J. Hunter                                      210,426  (6)               2.9%

Perry M. Johnson                                      14,500  (7)                 *

Jeremy N. Kendall                                     53,500  (8)                 *

George J. Pilmanis                                    69,620  (9)                 *

Frank L. Randall, Jr.                                 55,306 (10)                 *

                Name                                  Amount and nature            Percent of Class
                                                   of beneficial ownership
      -------------------------------------------------------------------------------------------------
      Byam K. Stevens, Jr.                                 98,000  (11)               1.4%

      Richard L. Willmarth (1)                             58,289  (12)                 *

      All Officers and Directors as a Group               786,951  (13)              10.3%
      (11 persons)
-----------------------------

*    Represents less than 1%

(1)  As of June 30, 1996.

(2)  Includes options to purchase 37,130 shares, exercisable within sixty days.

(3) Includes options to purchase 18,500 shares and warrants owned by CVM Equity Fund I or Colorado Venture Management to purchase 41,500 shares, exercisable within sixty days. Dr. Coleman is Chairman of Colorado Venture Management, Inc., which is the general partner of CVM Equity Fund I.

(4)  Includes options to purchase 65,924 shares, exercisable within sixty days.

(5)  Includes options to purchase 12,500 shares, exercisable within sixty days.

(6) Includes options to purchase 145,735 shares, exercisable within sixty days. Also includes 8,536 shares owned by Mr. Hunter's two sons, as to which shares Mr. Hunter disclaims beneficial ownership.

(7)  Includes options to purchase 12,500 shares, exercisable within sixty days.

(8)  Includes options to purchase 53,500 shares, exercisable within sixty days.

(9)  Includes options to purchase 60,000 shares, exercisable within sixty days.

(10) Includes options to purchase 46,000 shares, exercisable within sixty days.

(11) Includes 24,000 shares owned by Mr. Stevens' relatives, as to which shares he disclaims beneficial ownership. Also includes options to purchase 60,000 shares, exercisable within sixty days.

(12) Includes options to purchase 32,625 shares, exercisable within sixty days.

(13) Includes options or warrants to purchase 585,914 shares, exercisable within sixty days.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Named Executive Officers still employed by the Company (Messrs. Hunter and Edwards and Ms. Chamberlin) have employment agreements with the Company. These agreements assure continuity of management in the event of any actual or threatened change in control as defined in these agreements. The Company agrees to continue the employ of the executive for one year from the effective date of the change in control. The executive will receive annual salary and benefits of not less than his or her current rate, and will be eligible to participate in bonus and other incentive compensation plans on the same basis he or she was participating before the change in control. If the executive is terminated as a result of the change in control (as defined in the agreement) he or she will receive salary and benefits as if he or she were an employee through the end of his or her employment contract period.


EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     With respect to fiscal 1996 executive compensation, the Compensation Committee (the "Committee") administered: the compensation for the corporate officers and Board of Directors, the Incentive Stock Option Plan, the 1991 Stock Option Plan, the Key Employee and Director Non-Qualified Stock Option Plan and the Employee Non-Qualified Stock Option Plan. The Committee also annually establishes and reviews the bonus program for corporate officers. The Committee's policy in administering these plans and programs is to provide a strong and direct link among shareholder value, company performance and executive compensation as well as to structure sound compensation programs that will attract and retain high quality people.

     Officer Compensation Policy.  As previously reported, the Committee
     ---------------------------
retained the services of a professional executive compensation consultant to help establish the corporate officer compensation policy. This consultant reviewed all aspects of the short- and long-term compensation of corporate officers. The Committee directed the consultant to research companies with characteristics similar to those of the Company. Such characteristics included size, stature, industry similarities, growth and investment patterns, earnings comparisons and various ratio analyses. Additionally, the Committee's policy is to assure that the officers are compensated annually at an average to similar positions at these other companies, and over the long term at an above average level to assure ample incentive for the growth and viability of the Company over time. The Board of Directors, after reviewing the recommendations of the consultant, have chosen to use the recommendations as a guideline when considering future corporate officer compensation matters. Both the Committee and the Board regularly review national executive compensation surveys to assure the parity and appropriateness of BI's officer compensation policy.

     The Committee's corporate officer compensation policy is founded on principles that guide the Company in establishing compensation programs at all levels of the organization. These compensation programs are designed to treat all employees fairly and to be cost-effective. To that end, all programs, including those for corporate officers, have the following characteristics:

     Compensation is based on the level of job responsibility, the individual's level of performance, and Company performance. Corporate officers have a greater portion of their pay based on Company performance than do other management employees. Compensation also takes into consideration the value of the job in the marketplace. To retain its highly skilled work force, the Company strives to remain competitive with the pay of employers of a similar stature who compete with the Company for talent.

     Through its stock option and stock purchase plans, the Company offers the opportunity for equity ownership to all of its employees. In addition, the Company provides corporate officers and other key employees the opportunity to build more substantial equity ownership through its Option Plans.

     Reviews are conducted at the first Compensation Committee meeting after the end of each fiscal year. At these reviews both short- and long-term compensation matters are considered based upon previous year-end results and the new plan for the future.

     Fiscal 1996's revenue, net income, and cash flow were at record levels. Revenue was up 31% and net income was up 26% over the levels of fiscal 1995. The Committee also noted that the Company's performance in fiscal 1996 exceeded the operating plan targets for revenue and net income. During the period the Company continued to expand its recurring revenue, effected a number of infrastructural changes to accommodate the anticipated, continuing growth, and developed comprehensive five-year strategic and operating plans.

     Because of this strong Company performance and management's success in planning and gearing the Company for growth, the Committee recommended and the Board approved cash bonuses for the four corporate officers, following the guidelines set forth in the Fiscal 1996 Officer Bonus Guideline established in August 1995.

     Long-term incentive compensation in the form of stock options is an important element of the performance-based compensation of executive officers as well as other managers and employees within the Company. The grant of stock options continues the Company's long-standing practice of increasing management's equity ownership in order to ensure that their interests remain closely aligned with those of the Company's shareholders. Stock options and equity ownership in the Company provide a direct link between executive compensation and shareholder value and serve as an incentive because the exercise price is equal to the fair market value on grant date; thus, executive officers will receive future gains from these options only to the extent the price of the Company's stock increases. Stock options, in addition to providing the Company's key employees an opportunity for increased equity ownership also create an incentive to remain with the Company for the long term. This is particularly important to the success of the five year plan discussed above.

     Accordingly, in August 1996, the Committee recommended and the Board of Directors approved option grants to each of the corporate officers. These options were granted for fiscal 1996 accomplishments and to provide additional incentive to the officers as they implement the five year strategic plan. These options were in line with the Committee's policy, stated above, relative to long term compensation. The Committee based its decision in part using the guidelines set forth by the compensation consultant, and in part using updated survey data. These grants were made pursuant to the Company's standard compensation procedures.

     Chief Executive Officer Compensation.  The Committee reviews all
     ------------------------------------
compensation matters relative to the CEO after the close of each fiscal year at June 30. At the first Compensation Committee meeting of fiscal 1996, the Committee recommended and the Board approved an annual salary of $170,000 for Mr. Hunter effective July 1, 1995. This salary was $20,000 more than the previous year.

     In accordance with the Fiscal 1996 Officer Bonus Guideline, the Committee recommended and the Board approved a bonus of 50% of Mr. Hunter's fiscal 1996 annual salary to be paid after the completion of the independent audit of the fiscal 1996 financial statements.

     The Committee conducted a written and oral evaluation of Mr. Hunter, the Company's President and Chief Executive Officer, in August 1996. At that time, Mr. Hunter received an Incentive Stock Option of 100,000 shares for fiscal 1996 accomplishments and incentive to implement the five year strategic plan.

     The Committee will continue to review all aspects of Mr. Hunter's compensation annually in July to establish goals for the ensuing fiscal year against which his performance and adjustments in compensation will be evaluated.

          Compensation Committee
          Frank L. Randall, Jr., Chairman
          Beverly J. Haddon
          Jeremy N. Kendall
          Byam K. Stevens, Jr.
          David J. Hunter (non-voting member)

     The following table sets forth the compensation paid each of the last three fiscal years ended June 30, 1996, 1995 and 1994 to the Company's Chief Executive Officer and each Executive Officer who received compensation in excess of $100,000 (collectively, the "Named Executive Officers").


                                                  SUMMARY COMPENSATION TABLE

                                  Annual Compensation                    Long-term Compensation
                                  -------------------                    ----------------------
                                                                                Awards                     Payouts
                                                                         ----------------------            -------
                                                                                        Number of
                                                                        Restricted       Option
                                                                          Stock          Shares          LTIP*        All Other
Name and title                     Year         Salary       Bonus        Awards        Granted         Payouts    Compensation (a)
---------------------------        ----        --------     -------       ------        -------         -------    ----------------
David J. Hunter                    1996        $169,167     $85,000          0          100,000            0            $4,592

Chief Executive Officer            1995         149,968      75,000          0           75,000            0             4,332

                                   1994         129,772      20,000          0          150,735(b)         0             1,349

Mckinley C. Edwards, Jr.           1996        $149,375     $60,000          0           75,000            0            $1,224

Executive Vice President,          1995         134,439      54,000          0           37,500            0             3,866
 Operations
                                   1994         110,000      10,000          0           83,424(b)         0             1,170


Richard L. Willmarth               1996        $144,167     $58,000          0                0            0            $1,062

Executive Vice President,          1995         124,960(c)   25,000          0           32,500            0             1,344
 Field Operations
                                   1994         155,672(c)    5,000          0           57,908(b)         0             1,312


Jackie A. Chamberlin               1996        $ 99,583     $30,000          0           50,000            0            $2,791

Vice President, Finance            1995          89,663      27,000          0           22,500            0             1,797
 Chief Financial Officer
                                   1994          70,500       5,000          0           41,755(b)         0               692



* Long-term Incentive Plan


(a) Represents the matching contribution made pursuant to the Company's retirement savings plan as follows: Mr. Hunter $1,323; Mr. Edwards $1,224; Mr. Willmarth $1,062 and Ms. Chamberlin $952. In addition, the Company has a policy to pay employees annually for earned but unused vacation hours up to 40 hours. Other compensation includes $3,269 for Mr. Hunter and $1,839 for Ms. Chamberlin.

(b) These figures include previously granted options which the Board of Directors repriced on April 18, 1994. All of Mr. Hunter's and Mr. Edwards' shares underlying options listed for fiscal 1994 were the result of repricing; 47,908 of Mr. Willmarth's shares underlying options for fiscal 1994 were the result of repricing; and 30,755 of Ms. Chamberlin's shares underlying options for fiscal 1994 were the result of repricing. In addition, the termination date of options listed above to purchase 40,000, 35,000 and 10,000 held by Messrs. Hunter, Edwards and Willmarth, respectively, was extended from January 1995 to January 1997. No other amendments were made to the options, so the vesting schedules and termination dates, as to the balance of repriced options, remain unchanged.

(c) Mr. Willmarth accrued commissions on the Company's total revenue at the time of sale. Commissions were earned and paid to Mr. Willmarth at the time the Company received payment. The table includes commissions of: $14,767 earned and paid in fiscal 1995 for commissions accrued in fiscal 1994; and $16,288 earned and paid in fiscal 1994 for commissions accrued in fiscal 1993. At June 30, 1996 Mr. Willmarth had no accrued, unpaid commissions. Mr. Willmarth left the Company on July 1, 1996.


STOCK OPTION GRANTS

     The following table shows the stock options granted to the Named Executive Officers during 1996 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the Named Executive Officers may eventually realize in future dollars if the stock gains 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the Company's Common Stock.

     The options described in this table have exercise prices equal to the fair market value of a share of Common Stock on the date they were granted.

                                               OPTION SHARES GRANTED IN FISCAL 1996

                                                         Individual Grants
                                                         -----------------
                                                                                                    Potential Realizable
                                                      % of Total                                      Value at Assumed
                                                     Option Shares                                 Annual Rates of Stock
                              Number of Option        Granted to       Exercise                     Price Appreciation (b)
                                  Shares             Employees in     Price Per     Expiration     ----------------------
Name                            Granted (a)          Fiscal Year        Share          Date             5%         10%
---------------------      --------------------     -------------    -----------   -----------     -----------------------
David J. Hunter                     100,000 (c)            21.1%       $12.38        8/14/11       $1,336,000    $3,933,000
Mckinley C. Edwards, Jr.             75,000 (c)            15.8%       $12.38        8/14/11       $1,002,000    $2,949,750
Jackie A. Chamberlin                 50,000 (c)            10.6%       $12.38        8/14/11       $  668,000    $1,966,500

(a) Options vest over a five-year period, with 20% vesting immediately on the grant date and an additional 20% vesting every year thereafter. In the event of termination on account of death or disability, the options which are capable of vesting during the vesting period in which death or disability occurs will vest.

(b)  Calculated over a fifteen-year period, representing the life of the option.

(c) Granted August 15, 1996, for fiscal 1996 performance and additional incentive to accomplish the five year strategic plan.

STOCK OPTION EXERCISES AND OPTION VALUES

     The following table shows information concerning the exercise of stock options by each of the Named Executive Officers during fiscal 1996, and the value of all remaining unexercised options at June 30, 1996, on a pre-tax basis.

                      AGGREGATE OPTION SHARES EXERCISED IN FISCAL 1996 AND JUNE 30, 1996 OPTION VALUES

                                   Shares                           Number of Unexercised             Value of Unexercised, In-the-
                                Acquired on     Net Value            Options at 6/30/96                Money Options at 6/30/96 (b)
                                                                    ---------------------                               -----------
Name                              Exercise     Realized (a)      Exercisable   Unexercisable (c)         Exercisable  Unexercisable
                                  --------     ------------      -----------   -----------------         ----------   -------------

David J. Hunter                     50,000         $440,106          106,801             168,934            $736,915       $776,116
Mckinley C. Edwards, Jr.            42,500          373,850           50,693             100,231             312,422        379,862
Richard L. Willmarth                30,908          188,596           23,000               9,625             192,266         72,805
Jackie A. Chamberlin                 2,500           26,394           28,691              73,064             169,514        303,904

(a) The net value realized on exercise of stock options is calculated by subtracting the exercise price from the market value of the Company's common stock as of the exercise date.

(b) The value of unexercised in-the-money options is equal to the market value of the common stock at June 30, 1996 ($13.25 per share) less the per share option price, multiplied by the number of exercisable or unexercisable options.

(c)  Includes options granted on August 15, 1996, for fiscal 1996 performance.

STOCK OPTION REPRICING

     The following table shows information concerning the repricing of options for each executive officer of the Company for the ten year period July 1, 1986 to June 30, 1996.

               TEN-YEAR OPTION/SAR REPRICINGS

(a)                             (b)              (c)                 (d)               (e)               (f)              (g)
                                                                                                                      Length of
                                                                                                                   Original Option
                                                              Market Price of    Exercise Price                     Term Remaining
                                             Number of         Stock at Time       At Time of                        at Date of
                                            Options/SARs       of Repricing or    Repricing or      New Exercise      Repricing
                                        Repriced or Amended      Amendment         Amendment           Price        or Amendment
Name                       Date                 (#)                 ($)               ($)               ($)          (in months)
------------------------------------------------------------------------------------------------------------------------------------

David J. Hunter               4/18/94                40,000            $ 4.88           $ 5.875           $ 5.13              9 (1)
Chief Executive Officer       4/18/94                10,000              4.88              7.50             5.13             20
                              4/18/94                20,000              4.88             7.375             5.13             57
                              4/18/94                52,455              4.88             7.625             5.13             63
                              4/18/94                28,280              4.88             7.625             5.13             63

                              1/28/92                10,000              7.50             10.75             7.50             47

                             10/20/87                15,000             3.563             5.625            3.563             54

Richard L. Willmarth          4/18/94                10,000              4.88             5.875             5.13              9 (1)
Executive Vice President,     4/18/94                10,000              4.88              7.50             5.13             15
Field Operations              4/18/94                11,908              4.88              7.00             5.13             27
                              4/18/94                10,000              4.88             7.375             5.13             57
                              4/18/94                 6,000              4.88             7.625             5.13             63

                              1/28/92                10,000              7.50            12.938             7.50             42

Mckinley C. Edwards, Jr.      4/18/94                35,000              4.88             5.875             5.13              9 (1)
Executive Vice President,     4/18/94                10,000              4.88              7.50             5.13             20
 Operations                   4/18/94                15,000              4.88             7.375             5.13             57
                              4/18/94                23,424              4.88             7.625             5.13             63

                              1/28/92                10,000              7.50             10.75             7.50             47

                             10/20/87                10,000             3.563             5.625            3.563             54


Jackie A. Chamberlin          4/18/94                10,000            $ 4.88           $  7.50           $ 5.13             12
Chief Financial Officer       4/18/94                 2,500              4.88              7.00             5.13             27
Vice President Finance        4/18/94                 7,000              4.88              8.25             5.13             55
                              4/18/94                11,255              4.88             7.625             5.13             63

                              1/28/92                10,000              7.50            9.9375             7.50             39

                             10/20/87                 1,268             3.563              4.93            3.563             59
                             10/20/87                 6,499             3.563              4.93            3.563             59


(1)  While this reflects the length of the original option term remaining at the
                                           --------
date of repricing, the actual length of the option term remaining is now 33 months, because the termination date for these options was extended from January 1995 to January 1997 at the time they were repriced.


Compensation Committee: Frank L. Randall, Jr., Chairman, Beverly J. Haddon, Byam
K. Stevens, Jr., Jeremy Kendall, David J. Hunter (non-voting member).

RELATED PARTY TRANSACTIONS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996 the Company sold home arrest equipment and services to JEMTEC, Inc. in the amount of $435,463. Mr. Kendall, the Chairman of the Company, is Chairman of JEMTEC, Inc.

     Mr. Hunter, the Company's CEO, served as a non-voting member of the Company's compensation committee during fiscal 1996, but did not participate in discussions involving his compensation.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that reports of single transactions were filed late by Mr. Johnson, Mr. Kendall, and Mr. Stevens.


CORPORATE PERFORMANCE GRAPH

     The following performance graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the CTA (Carl Thompson Associates) Total Return Index for the Nasdaq Stock Market (U.S. companies) and the CTA Total Return Index for Nasdaq Stocks for a selected peer group of seven companies whose information and identification products include radio frequency identification technology and personal response services for the preceding five year period. This graph includes the same peer group reported in the Company's fiscal 1995 proxy statement.

                                 PERFORMANCE GRAPH

The following indexed graph indicates the Company's total return to its stockholders from June 30, 1991 to June 30, 1996 as compared to total return for the Nasdaq Stock Market (U.S. companies) Index and a self-determined Peer Group Index selected by the Company, assuming a common starting point of $100 and that all dividends were reinvested. The information contained in this graph is not necessarily indicative of future Company performance.


                       [PERFORMANCE GRAPH APPEARS HERE]
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     AMONG BI INCORPORATED, THE NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX
                               AND A PEER GROUP



Measurement period            B.I.,             PEER               NASDAQ
(Fiscal Year Covered)         INC.              GROUP           COMPOSITE (US)
Measurement PT -
6/28/91                       $ 100.00          $ 100.00           $ 100.00

FYE 6/30/92                   $  92.65          $ 104.71           $ 120.13
FYE 6/30/93                   $  97.06          $ 176.62           $ 151.08
FYE 6/30/94                   $  55.88          $ 155.34           $ 152.52
FYE 6/30/95                   $  77.94          $ 131.68           $ 203.59
FYE 6/28/96                   $ 155.88          $ 235.85           $ 261.37

--------
Source: Carl Thompson Associates www.ctaonline.com (303) 494-5472. Data from Bloomberg Financial Markets

     Self-determined peer group consists of seven companies which are as follows: American Medical Alert Corp, Checkpoint Systems, Inc., Digital Products Corp, Response USA, Inc., Amtech Corp, Destron Fearing Corp and Lifeline Systems, Inc. Five of these companies have a standard industrial classification code of 366 to 369. Two companies provide personal emergency response monitoring. Digital Products Corp is the only company competing directly in the same market with the Company.

PROPOSALS FOR VOTING


PROPOSAL ONE: ELECTION OF DIRECTORS

     The Board of Directors recommends that the shareholders vote FOR THE ELECTION OF THE EIGHT DIRECTORS, AS DISCUSSED UNDER "ELECTION OF DIRECTORS."


PROPOSAL TWO: APPROVAL OF THE 1996 STOCK OPTION PLAN

  The Board of Directors elected to begin reliance on the new Rule 16b-3 as of August 15, 1996. The current 1991 Stock Option Plan will be replaced by the 1996 Stock Option Plan which is intended to allow the Company to utilize the greater flexibility available under the new rule.

DESCRIPTION OF THE PLAN

     General.  The Plan was adopted by the Board of Directors effective August
     -------
15, 1996, subject to shareholder approval, for the purpose of providing employees, consultants and directors with the opportunity to participate in the Company's growth through the purchase of the Company's Common Stock and to provide increased incentive to promote the interests of the Company.

     Administration of the Plan.  The Plan is administered by a committee of at
     --------------------------
least two non-employee members of the Board of Directors (the "Board"). The Board may from time to time adopt such rules and regulations as it deems advisable for the administration of the Plan, and may alter, amend or rescind any such rules and regulations in its discretion. The Board has the power to interpret, amend or discontinue the Plan.

     Grant of Options.  Options may be granted under the Plan for a total of
     ----------------
1,000,000 shares of Common Stock. These shares include 101,000 shares previously approved by shareholders under the 1991 Stock Option Plan which were not granted at termination of the plan on August 15, 1996. The Board determines the terms of options granted under the Plan, including the type of option (which can be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options), the exercise price, the number of shares subject to the option, and the exercisability thereof. The Board also determines, at the time of grant, the period during which the option will be exercisable.

     Terms and Conditions of Options.  The Board may impose on an option any
     -------------------------------
additional terms and conditions which it deems advisable and which are not inconsistent with the Plan. The exercise price of any stock option granted under the Plan must not be less than 100% of the fair market value of a share of Common Stock as of the date prior to the date of grant, except that as to an optionee who at the time an incentive stock option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of such incentive stock option must be at least equal to 110% of the fair market value of the shares as of the date prior to the date of the grant. In addition, no incentive stock option can be granted to any employee where the aggregate fair market value of the shares (determined at the date of such option grant) for which such incentive stock options are exercisable for the first time in any calendar year exceeds $100,000. In connection with a merger, sale of all of the Company's assets, or other transaction which results in the replacement of the Company's Common Stock with the stock of another corporation, the Board may terminate stock options, accelerate the exercise date of stock options, or provide for the assumption or replacement of stock options with comparable options of such other corporation.

     Exercise of Options.  An optionee may exercise less than all of the matured
     -------------------
portion of an option, in which case such unexercised, matured portion shall continue to remain exercisable, subject to the terms of the Plan, until the option terminates.

     Each option granted under the Plan terminates on the earlier of (i) the number of years after the date of grant as is designated by the Board, or (ii) in the case of an incentive stock option (a) three months following the termination, for any reason other than death or disability, of employment by the Company, or by its parent or subsidiary, of the employee to whom the option is granted, or (b) one year following the termination, on account of death or disability, of employment by the Company or by its parent or subsidiary, of the employee to whom the option is granted (in which case the employee will be deemed to have completed the full vesting period during which such employee died or becomes disabled). The Board of Directors may provide, at the time of grant, that the termination date for a non-qualified stock option could be as long as twenty (20) years from the grant date, and the termination date for an incentive stock option could be as long as ten (10) years from the grant date.


FEDERAL INCOME TAX CONSEQUENCES.

     Incentive Stock Options.  The Company anticipates that all options granted
     -----------------------
under the Plan and treated by the Company as "incentive stock options," that is, a stock option described in Section 422 of the Code, will have the following anticipated (but not guaranteed) federal income tax consequences, among others:

     The optionee will recognize no income at the time of grant.

     Upon exercise of the incentive stock option, no income will result to any party.

     If there is no disposition of the shares until a date that is both (i) two years from the grant of an incentive stock option and (ii) one year from its exercise, no amount will be ordinary income and, upon disposition in a taxable transaction, the employee will receive long-term capital gain or loss treatment equal to the difference between his amount realized and the option price. Any gain realized upon a disposition other than as set forth above may result in ordinary income tax treatment to the optionee.

     In the event of the tax treatment to the employee described in (c) above, the Company receives no deduction in connection with the transaction.

     Certain optionees may incur alternative minimum tax treatment under the Code upon exercise of an incentive stock option.

     Non-qualified Stock Options.  The Company anticipates that all non-
     ---------------------------
qualified stock options granted under the Plan will have the following anticipated (but not guaranteed) federal income tax consequences, among others:

     The optionee will recognize no income at the time of grant.

     Upon exercise of the non-qualified stock option, the individual to whom the option is granted should be deemed to receive ordinary income at the time of exercise equal to the excess, if any, of the fair market value of the acquired shares at such time over the option price for such shares.

     If the shares acquired upon the exercise of a non-qualified stock option are disposed of in a taxable transaction, the individual disposing of such shares will have a realized and recognized capital gain or loss equal to the difference, if any, between the amount realized and the adjusted basis of such shares to him. Such gain or loss will be long-term or short-term depending on whether such shares are held for longer than six months (one year for stock acquired prior to June 23, 1984), or not. The adjusted basis usually (but not always) will include the option price plus any ordinary income described in
  (b) with respect to such shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S 1996 STOCK OPTION PLAN.


PROPOSAL THREE: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          The Board of Directors recommends that the shareholders ratify the appointment of Price Waterhouse LLP, independent accountants, to audit the financial statements of the company for the fiscal year ending June 30, 1997. Price Waterhouse LLP has been the Company's independent accountant for over ten years. A representative of Price Waterhouse LLP will be present at the annual meeting and will have an opportunity to make a statement if he so desires. This individual will also be available to respond to appropriate questions. An adverse vote will be considered as direction to the Board of Directors to select other independent accountants for the fiscal year ending June 30, 1998.


OTHER MATTERS

          The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting other than those described above. However, if any other matters properly come before the meeting it is intended that the person named in the enclosed proxy will vote on such matters in accordance with his or her best judgment.

SHAREHOLDER  PROPOSALS

          Proposals of shareholders intended to be presented at the 1997 Annual Meeting must be received by the Company, attention of the Secretary, 6400 Lookout Road, Boulder, Colorado 80301 by June 3, 1997, and must be made in compliance with federal securities laws.


ANNUAL  REPORT - FINANCIAL  STATEMENTS

          A copy of the Annual Report to Shareholders, including financial statements for each of the three years in the period ended June 30, 1996, is being mailed to all shareholders herewith. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                              By Order of the Board of Directors


                              Mckinley C. Edwards, Jr.
                              Secretary
Dated:  October 1, 1996

                                                                       Exhibit A


                                BI INCORPORATED
                            1996 STOCK OPTION PLAN


     1.     Purpose.  The purpose of this 1996 Stock Option Plan (the "Plan") is
            -------
to grant to employees, consultants and directors, options to purchase common stock (the "Common Stock") of BI Incorporated, a Colorado corporation (the "Corporation"), so that they may have the opportunity to participate in the growth of the Corporation and to provide them with an increased incentive to promote the interests of the Corporation. The options granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), unless designated as non-qualified stock options.

     2.     Eligible Persons.  Employees, directors and consultants of the
            ----------------
Corporation or of any parent or subsidiary of the Corporation shall be eligible to be granted options under the Plan, except that incentive stock options may be granted only to employees. "Parent" and "subsidiary" shall have the meanings set forth in Section 424 of the Code.

     3.     Stock Subject to Plan.  Subject to the provisions of Section 10, the
            ---------------------
maximum aggregate number of shares for which options may be granted and sold under the Plan is 1,000,000 shares of Common Stock. If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall become available for future grant and sale under the Plan. No stock option may be granted under the Plan more than 10 years after the adoption of the Plan by the Board.

     4.     Administration.
            --------------

            (a) The Plan shall be administered by a committee of at least two non-employee members of the Board of Directors of the Corporation (the "Board") appointed by the Board and serving at the Board's pleasure (the "Committee"). The Board may increase the size of the Committee, appoint additional members, remove members (with or without cause), appoint new members, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. As used herein, the term Board shall also mean the Committee.

            (b) The Board may from time to time adopt such rules and regulations as it may deem advisable for the administration of the Plan, and may alter, amend, or rescind any such rules and regulations in its discretion. The Board shall have the power to interpret or amend or discontinue the Plan, except that any amendment which, under state or federal law or the applicable rules of any exchange or trading system on which the Common Stock is traded, would require shareholder approval shall take effect only upon such approval; and further provided that without the written consent of an optionee, no amendment or discontinuance of the Plan shall alter or impair any option previously granted to him under the Plan, subject to any provisions otherwise in the Plan. All decisions made by the Board in the administration and interpretation of the Plan shall be binding and conclusive for all purposes. No member of the Board shall be liable for any action taken or decisions made by him or her in good faith with respect to the Plan or any options granted under it.

            5.  Price, Terms and Conditions of Options.
                --------------------------------------

                (a) Options shall be evidenced by a written Incentive Stock Option Agreement or Non-Qualified Stock Option Agreement, as appropriate, in the form approved from time to time by the Board. The type of option, the number of shares which may be purchased under such option, the exercisability of such option, the option's expiration date and the purchase price per share, shall be designated by the Board at the time the option is granted.

                (b) The purchase price per share of any option granted hereunder shall in no event be less than 100% of the fair market value of each share at the time the option is granted; provided, however, that incentive stock options may not be granted to any holder of the voting rights of 10% or more of the total combined voting power of all classes of stock of the Corporation at time of grant, unless the purchase price is at least 110% of the fair market value of the shares at the time of grant. "Fair market value" shall be determined as set forth in Section 9 below. No incentive stock options shall be granted under the Plan to any employee where the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year (under all such plans of the Corporation and its parent and subsidiary corporations) shall exceed $100,000; provided that non-qualified stock options granted under the Plan may exceed these limits. All options shall be exercisable even though there may be outstanding any other option(s) which was or were granted before the granting of such option. The Board may impose on any option any additional terms and conditions which it deems advisable and which are not inconsistent with the Plan.

            6.  Transferability.  Unless otherwise determined by the Board, an
                ---------------
option granted under the Plan shall not be transferable by the individual to whom it is granted other than by will or the laws of descent and distribution, and shall be exercisable, during the lifetime of such individual, only by him; provided, however, that if such individual becomes legally disabled, his legal representative may exercise the option on his behalf.

            7.  Exercise of Option.
                -------------------

                (a) Exercise of an option shall be accomplished by delivery to the Corporation, before the option's expiration, of written notice, signed by the holder of the option, specifying the number of shares with respect to which the option is exercised, the type of option being exercised, and by full payment of the purchase price for the shares. The purchase price may, at the Corporation's discretion, be paid by assignment to the Corporation of outstanding shares of Common Stock of the Corporation owned by the optionee for at least six (6) months prior to the date of exercise and having a fair market value (as determined pursuant to Section 9 below) equal to the purchase price or that portion thereof being paid in outstanding stock. The Corporation may issue a certificate which reflects the net number of shares issuable after payment of the exercise price in already owned Common Stock, so that the previously owned certificate need not actually be tendered. An option may not be exercised for a fraction of a share of Common Stock. At the Corporation's request, the notice of exercise delivered to it shall contain a representation that the shares are being purchased for investment only and not for resale or distribution. Within a reasonable time after receipt of the properly executed notice of exercise, the Corporation shall cause to be issued and delivered to the holder of the option a certificate for the number of shares of Common Stock being purchased; provided, however, that the Corporation may in its discretion allow the optionee to elect to pay any withholding taxes payable upon exercise of a non-qualified stock option, in whole or in part, by transferring to the Corporation shares of Common Stock of the Corporation owned by him or by being credited by the Corporation for shares he has a right to acquire in the option being exercised.

                (b) No person shall have any rights as a stockholder with respect to any shares covered by an option until the date of the issuance of a stock certificate(s) for the shares for which the option has been exercised. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued, except as provided in Section 10. Nothing in this Plan or in any option agreement shall confer upon any optionee any rights to continue in the employ of the Corporation or shall affect the Corporation's ability to terminate the optionee's employment at any time.

            8.  Expiration of Option.
                --------------------

                (a) Each option granted under the Plan shall expire on the earlier of (i) the date set forth in the Option Agreement for such optionee;
(ii) no later than twenty (20) years from the date the option is granted, provided that any incentive stock option must terminate within ten (10) years from the date the option is granted and provided that no incentive stock option granted to a 10% shareholder (as described in Section 5, above) shall be exercisable after the expiration of five (5) years from the date of grant; or
(iii) in the case of an incentive stock option, three (3) months following the termination, for any reason other than death or disability, of employment by the Corporation, or by its parent or subsidiary, of the employee to whom the option is granted.

                (b) Unless earlier terminated pursuant to this Section 8, each incentive stock option granted under the Plan, shall expire one (1) year following the termination on account of death or disability of the employment by or services for the Corporation, or by or for its parent or subsidiary, of the employee to whom the option is granted. In the event of the termination of employment by the Corporation of an optionee on account of his or her death or disability, the optionee shall for purposes of the foregoing requirement be considered to have completed the next full vesting period of employment with respect to the vesting period in which his or her death or disability occurs.

            9.  Definition of Fair Market Value.  For the purposes of this Plan,
                -------------------------------
"fair market value" shall mean either the exercise price per share established in the discretion of the Board of Directors or, so long as the Corporation's stock is publicly traded, the closing price per share of Common Stock of the Corporation on the last trading day preceding the date of grant.

           10.  Stock Splits, Dissolutions, Mergers, Etc.
                ----------------------------------------

                (a) In case of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of the Corporation's Common Stock, appropriate adjustment will be made to both the number of shares which may be purchased under the Plan and the number and exercise price per share of Common Stock which may be purchased under any outstanding options.

                (b) In the event of the proposed dissolution or liquidation of the Company, all options will be deemed terminated immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, give each Optionee the right to exercise his option prior to the consummation of such action as to all or any part of the Common Stock subject to such option, including shares as to which the option would not otherwise be exercisable.

                (c) In the case of any merger, sale of all or substantially all of the assets of the Corporation or other transaction which results in the replacement of the Corporation's Common Stock with the stock of another corporation, the Board may provide for the expiration of any option, for the acceleration of the exercise date of any option to the day immediately preceding the closing day of such event, or for the assumption or replacement of any options with comparable options to purchase the stock of such other corporation.

            11. Effective Date.  The Plan shall take effect upon August 15,
                --------------
1996. If the Plan is not approved and ratified by the shareholders of the Corporation within twelve (12) months of such date, all incentive stock options issued under the Plan shall be disqualified as incentive stock options and shall thereafter be non-qualified stock options, and any incentive or non-qualified stock option granted to an officer or director of the Corporation shall lapse and be cancelled.


ADOPTED:   August 8, 1996

                       PROXY SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF BI INCORPORATED

                    FOR ANNUAL MEETING ON NOVEMBER 7, 1996


          The undersigned hereby appoints David J. Hunter and Mckinley C. Edwards, Jr., or either of them, attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of capital stock of BI Incorporated (the "Company") held of record by the undersigned on September 18, 1996, at the Annual Meeting of Stockholders of BI Incorporated to be held at the Raintree Plaza Hotel, 1900 Diagonal Highway 119, Longmont, Colorado on Thursday, November 7, 1996, 10:00 a.m., M.S.T., and at any adjournment thereof. The undersigned hereby revokes any proxy or proxies heretofore given in respect to the same shares of stock.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BELOW BY THE UNDERSIGNED WITH RESPECT TO PROPOSALS 1, 2 AND 3. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR SUCH PROPOSALS AND SUCH SHARES WILL BE VOTED IN EITHER OR BOTH OF THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     TO ENSURE A QUORUM, YOU ARE URGED TO DATE AND SIGN THIS PROXY ON THE LINE BELOW AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     THE DIRECTORS RECOMMEND A VOTE FOR THESE TWO PROPOSALS:

1.        Election of Directors.

              FOR (except as           WITHHOLD AUTHORITY to vote for all
          ----                     ----
                  listed below)           nominees listed below


                  Nominees:  William E. Coleman, Mckinley C. Edwards, Jr.,
                         Beverly J. Haddon, David J. Hunter, Perry M. Johnson, Jeremy N. Kendall, Frank L. Randall, Jr., and Byam K. Stevens, Jr.


          If you desire to withhold authority to vote for any individual nominee, please write the nominee's name on the space provided:

          -----------------------------------


2.        Approval of the Company's 1996 Stock Option Plan.


                   FOR            AGAINST         ABSTAIN
               ----           ----            ----



3.        Ratification of Price Waterhouse LLP as independent accountants.


                   FOR            AGAINST         ABSTAIN
               ----           ----            ----

          In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment hereof.

                               Dated:                           , 19
                                                                     ------
                               --------------------------------------------


                               --------------------------------------------
                               Signature

                               --------------------------------------------
                               Signature if held jointly

                                   Please sign exactly as name appears hereon.
                               When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.